                                                                    EXHIBIT 10.5



                          THREE GATEWAY - OFFICE LEASE

                           SUMMARY OF SELECTED MATTERS

LANDLORD:                DMB PROPERTY VENTURES LIMITED PARTNERSHIP

TENANT:                  SPORTSNUTS.COM, INC.

The Premises:            Suite 140

Area of the Premises:    Approximately 2,397 rentable square feet

The Term:                Five (5) years

Commencement and
Expiration Dates:        July 1, 1999 and June 30, 2004

Tenant's
Proportionate Share:     1.11%

Expense Stop:            $8.30 with a 6% cap on controllable expenses

Base Rent:   July 1, 1999-June 30, 2001 $24.50 per r.s.f. per year
                                                $4,893.88 per month
             July 1, 2001-June 30, 2002 $25.50 per r.s.f. per year
                                                $5,093.63 per month
             July 1, 2002-June 30, 2004 $26.50 per r.s.f. per year
                                                $5,293.38 per month

Tenant's address for pre-occupancy notices:

            754 North 1890 West
            Provo, Utah 84601

Landlord's address for payment of rent:

           410 North 44th Street, Suite 230
           Phoenix, Arizona 85008


Tenant
Improvement Allowance:           See Article 8(b)

Security Deposit:                Letter of Credit, See Article 3

Description of Tenant's Business on the Premises:

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                                 General Office Purposes

Name of Guarantors:              N/A

THIS SUMMARY IS FOR PURPOSES OF CONVENIENCE, AND IS NOT PART OF THE LEASE ITSELF


                                TABLE OF CONTENTS

1.  TERM AND POSSESSION ............................................1

2.  RENT ...........................................................1

3.  SECURITY DEPOSIT AND GUARANTIES ................................1

4.  USE ............................................................2

5.  TAXES...........................................................3

6.  PARKING AND COMMON USE AREAS ...................................3

7.  OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES..............3

8.  CONSTRUCTION, DELIVERY, AND CONDITION ..........................4

9.  REPAIR AND MAINTENANCE..........................................4

10. ALTERATIONS AND PERSONAL PROPERTY...............................4

11. CERTAIN RIGHTS RESERVED BY LANDLORD ............................5

12. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE................5

13. FIRE AND CASUALTY...............................................5

14. CONDEMNATION....................................................6

15. ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD.....................6

16. ESTOPPEL CERTIFICATE............................................6

17. LANDLORD'S REMEDIES.............................................7

18. NOTICES.........................................................7

19. SUBORDINATION...................................................8

20. BROKERAGE ......................................................8

21. GENERAL PROVISIONS..............................................8

                                    EXHIBITS

EXHIBIT "A" - Legal Description

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EXHIBIT "B" - Premises

EXHIBIT "C" - Tenant Improvements

EXHIBIT "D" - Building Rules and Regulations


                           THREE GATEWAY OFFICE LEASE

      THIS LEASE is made this 12th day of March 1999, by and between DMB PROPERTY VENTURES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and SportsNuts.com, Inc., a Delaware corporation, ("Tenant").

     Landlord hereby leases to Tenant and Tenant leases from Landlord for the term and upon the conditions and agreements set forth in this Lease a portion of the real property described on Exhibit "A", as illustrated by cross-hatching or otherwise on the plan attached as Exhibit "B",consisting of approximately 2,397 rentable square feet of space (the "Premises") known as Suite 140 in Three Gateway (the "Building") on the 1st floor. The address of the Building is 410 North 44th Street, Phoenix, Arizona 85008.

            1. TERM AND POSSESSION

(a) The term of this Lease, and Tenant's obligation to pay rent shall commence July 1, 1999 (the "Commencement Date") and shall expire upon June 30, 2004. Upon request of either party after the term has commenced, Landlord and Tenant shall jointly execute a memorandum confirming the Commencement Date.

(b) Upon the termination or expiration of this Lease or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's property as provided in Article 10.

(c) Tenant shall have no right to hold over after the expiration of the term of this lease without Landlord's consent. If, with Landlord's consent, Tenant holds over after the expiration of this Lease, Tenant shall become a tenant from month to month only, upon all of the terms of this Lease except that the amount of the Base Rent shall be increased to an amount equal to 150% of the Base Rental Rate in effect immediately prior to the expiration.

(d)     OPTION TO TERMINATE.

        Notwithstanding anything to the contrary in this Lease, Tenant shall have the option to terminate this Lease, effective as of the end of the thirty-sixth (36th) month of the Lease Term, on the terms set forth in this Article l(d). To exercise such option, Tenant shall give notice to Landlord of such termination no later than the end of the thirtieth (30th) month of the Lease Term, which notice shall be irrevocable. If such notice is given, Tenant shall pay to Landlord upon giving notice, as consideration for exercise of this termination right, an amount equal to a) six
(6) months of rent at the effective rate of $25.50, plus b) the unamortized amount of tenant improvement costs, plus c) the unamortized leasing commissions, plus d) a return of 12% per annum on such amounts. If Tenant fails to give timely notice to Landlord of such termination in accordance with this Article I(d), Tenant shall be conclusively deemed to have forever waived such right to terminate this Lease.

            2. RENT

     (a) Base Rent. Tenant shall pay to Landlord during the term of this Lease at the office of Landlord or at such other place as Landlord may designate, without notice, demand, deduction or set-off, in equal monthly installments in advance on the first day of each calendar month, Base Annual Rent in the amount of:

July 1, 1999 - June 30, 2001 $58,726.56 per year $4,893.88 per month July 1,
2001 - June 30, 2002 $61,123.56 per year $5,093.63 per month July 1, 2002 - June
30, 2004 $63,520.56 per year $5,293.38 per month

In the event the Commencement Date does not occur on the first day of a calendar month, Tenant shall pay rent on the Commencement Date for the fractional month on a pro rata basis.

    (b) Nature of Payments. All sums required to be paid by Tenant under this Lease, whether or not so designated, are rent.

    (c) Late Charges and Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at three percent in excess of the prime rate as established from time to time by Bank One or its successor in interest from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition, any rent or other payment not paid within ten days of its due date shall be subject to five percent late charge representing the additional costs and burdens of special handling.

                                      /s/KD
                                    INITIALS


            3. SECURITY DEPOSIT AND GUARANTIES

     Concurrently with the execution of this Lease, Tenant shall guaranty their performance by posting a Letter of Credit (LOC) from a nationally recognized financial institution in the amount of $75,000. Said LOC shall be reduced by 20% on each lease anniversary date, if and only if, Tenant has paid all rent due and payable under the lease on or before the 1st day of each calendar month for the twelve (12) months immediately preceding such lease anniversary date. If Tenant has not paid all rent due and payable under the lease on or before the 1st day of each calendar month for the twelve (12) months immediately preceding such lease anniversary date, then the LOC shall not be reduced by 20% for that lease year only.

            4. USE

      (a) Tenant shall continuously use and occupy the Premises for General Office Purposes and shall use them for no other purpose whatsoever without Landlord's prior written consent. Tenant shall be open for business during normal business hours at least five days a week (excluding, at Tenant's option, recognized legal holidays such as Christmas and New Year's Day). Tenant shall maintain, at all times, an average density no greater than one person for each two hundred rentable square feet of the Premises.

     (b) Tenant shall:

            (i) Not use or permit upon the Premises anything that would invalidate any policies of insurance now or hereafter carried on the Premises or that will increase the rate of insurance on the Premises or the Building;

            (ii) Pay all additional insurance premiums which may be caused by the use which Tenant shall make of the Premises;

            (iii) Not in any manner deface or injure the Premises or overload any floor of the Premises;

            (iv) Not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance, or tending to disturb any other lessee in the Building or tending to injure the reputation of the Building, including, without limitation, the playing of music audible outside the Premises and the placement of signs in or displayed through any window or door;

            (vi) Not use the Premises for lodging or sleeping purposes;

            (vii) Not commit or suffer to be committed any waste upon the Premises;

            (viii) Not violate any recorded restriction or covenant affecting the Building, nor use the Premises for any purpose which would be in violation of any exclusive rights or use granted to other tenants in the Building. Landlord shall not grant exclusive rights which would prohibit Tenant from using the Premises for the purposes stated in Article 4(a) above.

     (c) Tenant, at Tenant's expense, shall comply with all present and future federal, state and local laws, ordinances, orders, rules and regulations (collectively, "Laws"), and shall procure all permits, certificates, licenses and other authorizations required by applicable Law relating to Tenant's business or Tenant's use or occupancy of the Premises or Tenant's activities on the Premises. Tenant shall make all reports and filings required by applicable Laws. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, and reasonable attorneys' fees, arising out of or relating to any failure to Tenant to comply with applicable Laws. Without limiting the foregoing, Tenant shall comply with all Laws relating to environmental matters, and shall defend, indemnify and hold harmless Landlord and Landlord's present and future officers, directors, employees, partners and agents from and against all claims, demands, liabilities, fines, penalties, losses, costs and expenses, including but not limited to costs of compliance, remedial costs, clean-up costs and reasonable attorneys' fees, arising from or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic material, substance or matter from, on or at the Premises or the Building as a result of any act or omission on the part of Tenant. Tenant's indemnification obligations shall survive the expiration or termination of this Lease.

            5. TAXES

     (a) Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon Tenant's fixtures, furnishings, equipment and other personal property located in or upon the Premises. Tenant shall cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of

                                      /s/KD
                                    INITIALS

which the Premises form a part. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord Tenant's share of the taxes within ten days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of the taxes applicable to Tenant's personal property.

     (b) Tenant shall, simultaneously with the payment of any sums required to be paid under this Lease as rent, additional rent or otherwise, reimburse Landlord for any sales, use, rental, transaction privilege or other excise tax imposed or levied on, or measured by, the amount paid.

            6. PARKING AND COMMON USE AREAS

     All parking areas, parking structures, access roads, driveways, pedestrian sidewalks and ramps, landscaped areas, drainage facilities, exterior lighting, signs, courtyards, corridors, elevators (if any), entryways, public restrooms, and other areas and improvements provided by Landlord for the general use in common of tenants, their officers, agents, employees, customers and other invitees (all of which are referred to as "common facilities") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to modify, enlarge or eliminate common facilities and to establish, modify and enforce reasonable rules and regulations with respect thereto. Without limiting the foregoing, Landlord may designate separate or combined parking areas for visitors, tenants and employees. Tenant shall be entitled to the use of one (1) covered reserved spaces, five (5) covered unreserved spaces, and four (4) uncovered unreserved spaces in the parking garage adjacent to the building at a cost of $40.00, $30.00, and free, respectively, per space per month, except that, all parking charges will be waived during the first year of the lease term. Landlord to determine the location of said spaces and may re-assign said spaces from time to time, as Landlord deems necessary.

            7. OPERATING COSTS, REAL PROPERTY TAXES AND UTILITIES

     (a) Tenant shall pay Tenant's pro rata share of all of the Building's operating cost, but only to the extent the Building's operating cost exceeds $8.30 (the "Expense Stop"). The Building's operating cost consists of those costs and expenses directly associated with managing, operating, maintaining and repairing the office building containing the Premises and the associated parking facilities, grounds and common facilities, including all electrical, heating, ventilating, air conditioning, plumbing and other building systems; exterior and interior water features; utilities; fire and extended coverage insurance, and rent interruption insurance; window cleaning; janitorial services; energy management costs; real property taxes and general and special assessments; assessments and other amounts legally payable to the property owners association created under the restrictive covenants to which the Building is subject; wages, salaries and employee benefits of persons performing services in connection with the Building; parking lot and parking structure sweeping, sealing, patching, restriping, repair and maintenance; public liability and property damage insurance; supplies, materials, tools, parts, and equipment; equipment rental charges; bookkeeping, accounting, legal and other professional charges and expenses; fees for permits and licenses; administrative expenses; taxes other than real property taxes; service and maintenance contracts; signage; and landscaping. The Building's operating cost shall not include ground rents, debt service, depreciation, income taxes, general overhead, tenant improvements, brokerage commissions, new construction, or replacements outside of normal maintenance and repair. Any expenditure for an item with a useful life extending over several years shall, if necessary to avoid material distortion of operating costs, be amortized over the useful life of the item and the amortization amount included in each year's operating cost. Increases in Controllable Expenses shall be limited to six percent (6%) per year. Controllable Expenses are defined as all Building operating costs defined herein, excluding utilities, insurance and real property taxes.

     On the first day of each month Tenant shall pay a monthly advance charge on account of Tenant's pro rata share of the Building's operating cost in excess of the Expense Stop. The amount of the monthly charge shall be established by Landlord and may be adjusted from time to time by Landlord to reflect Landlord's estimate of current and anticipated cost. Within 120 days after the end of each fiscal year as established for the Building by Landlord, Landlord shall provide to Tenant a reasonably detailed summary of the actual operating costs showing Tenant's actual share and the amount by which Tenant has overpaid or underpaid. Any overpayment shall be credited to Tenant's account. Any deficiency shall be payable within ten days after receipt of the statement. In the alternative, Landlord may, at its option during all or part of the Lease term, bill Tenant for its pro rata share of operating cost in excess of the Expense Stop, in arrears, based on actual costs as they are incurred, in which case Tenant shall pay the invoice within ten days after receipt.

(b) Tenant's pro rata share of the Building's operating cost shall be that proportion that the rentable area of the Premises bears to the total rentable area of all rentable area in the Building. The operating cost for the fiscal year in which this Lease commences or terminates shall be apportioned so that Tenant shall not be responsible for costs that relate to periods prior to or subsequent to the term of this Lease except any period of holding over. Rentable area shall be measured according to BOMA standards as approved July 31, 1980.

                                     /s/ KD
                                    INITIALS


      (c) Tenant shall be solely responsible for the cost of any heating, ventilation or air conditioning provided to the Premises at Tenant's request outside of normal business hours, measured at an hourly rate reasonably established by Landlord and billed to Tenant from time to time by Landlord. Normal business hours for the Building are from 6:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturday, excluding holidays.

            8. CONSTRUCTION, DELIVERY, AND CONDITION

      (a) If delivery of possession of the Premises to Tenant is delayed beyond the anticipated Commencement Date because of a delay in the completion of construction of the Premises by Landlord or because of a failure of an existing tenant to surrender possession of the Premises to Landlord, then this Lease shall remain in full force and effect, Landlord shall not be liable to Tenant for any damage occasioned by delay, and the Commencement Date shall be changed to the date actual delivery of possession to Tenant is effected. Notwithstanding the foregoing, if delivery of possession is delayed more than 90 days after the anticipated Commencement Date as set forth in Article l(a), Tenant, by written notice to Landlord, may terminate this Lease prior to taking possession, and upon such termination any security deposit shall be refunded and both Landlord and Tenant shall be released of all further obligation.

     (b) Landlord shall construct improvements in the Premises in accordance with the plans and specifications attached as or identified in Exhibit "C". Landlord has no obligation to design or construct improvements or to make alterations in the Premises except as specifically set forth in Exhibit "C". Tenant shall pay to Landlord upon the Delivery Date for any increases in costs resulting from changes in the approved plans and specifications made at Tenant's request. The cost of the work performed shall include all aspects of the improvements, including but not limited to, all architectural (including space planning), engineering, and permit fees, corridor and directory signage, actual construction labor and materials, contractors general conditions, overhead and profit, and Landlord's prestocked materials. Tenant shall make said payment, if any, to Landlord within ten business days after receipt of Landlord's invoice for said payment. Any unused allowance will be forfeited. Any changes in the approved plans and specifications shall be subject to approval by both Landlord and Tenant. Any defects in construction performed by Landlord shall automatically be waived unless specified in a written punchlist delivered to Landlord within ten days after Tenant takes possession. Landlord shall promptly correct all defects set forth in the punchlist.

            9. REPAIR AND MAINTENANCE

     (a) Tenant shall maintain the interior of the Premises in good condition and repair except that Landlord shall provide normal janitorial service five nights per week. If Tenant does not perform necessary repairs and maintenance, Landlord may, but need not, make necessary repairs and replacements, and Tenant shall pay Landlord the cost upon demand.

     (b) Subject to the provisions of Article 7, Landlord shall repair and maintain the common facilities, all building systems (electrical, heating, ventilation, air conditioning and plumbing), plate glass, and the roof, exterior and structural elements of the Building, and shall provide normal janitorial services. Landlord shall not be responsible to make any repairs or perform any maintenance unless written notice of the need for such repairs or maintenance is given by Tenant. Except in the case of a fire or casualty as provided in Article 13, there shall be no abatement of rent and no liability of Landlord by reason of any entry to the Premises, interruption of services or facilities, temporary closure of common facilities, or interference with Tenant's business arising from the making of any repairs or maintenance.

            10. ALTERATIONS AND PERSONAL PROPERTY

     Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises, including signs, without the prior written consent of Landlord, which shall not unreasonably be withheld. Landlord may condition its consent upon provision of a payment bond, in amount and form reasonably satisfactory to Landlord, covering the work to be done by Tenant's contractor. Any alterations, additions or improvements to the Premises, including signs, but not including movable furniture and trade fixtures, shall upon installation become a part of the realty and belong to Landlord. Tenant shall not install any antenna, satellite dish or other fixture or equipment on the roof or in the common facilities. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, they shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to perform the work must first be approved in writing by Landlord. Tenant shall not permit any mechanic's or materialmen's lien to stand against the Premises for any labor or materials provided to the Premises by any contractor or other person 'hired or retained by Tenant. Tenant shall cause any such lien to be discharged (by bonding or otherwise) within ten days after demand by Landlord, and if it is not discharged within ten days, Landlord may pay or otherwise discharge the lien and immediately recover all amounts so expended from Tenant as additional rent. Upon the expiration or sooner termination of the term of this


                                      /s/KD
                                    INITIALS

Lease or of Tenant's right to possession, Tenant shall remove all of its movable furniture and trade fixtures, and, if requested by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements made by Tenant which are designated by Landlord to be removed. Tenant shall, forthwith at its sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to a condition reasonably comparable to their condition at the commencement of the Lease.

            11. CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord shall have the right:

     (i)   To change the Building's name or street address;

     (ii) To enter the Premises either personally or by designated representative at all reasonable times for the purpose of examining or inspecting the same, and showing the same to prospective purchasers or lessees;

     (iii) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted under Article 4.

            12. DAMAGE TO PROPERTY; INJURY TO PERSONS; INSURANCE

     (a) Tenant shall defend, indemnify and hold Landlord harmless from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, regardless of fault or negligence which is imputed to Landlord as the owner of the Building but which involves a condition of the Premises within the control of Tenant, its employees or contractors. Tenant shall further defend, indemnify and hold Landlord harmless from any and all claims arising from any breach or default in the performance of this Lease by Tenant, or arising from any act or negligence of Tenant, or of its agents or employees, and from all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the

Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, unless caused by active negligence of Landlord, its agents or employees. Landlord shall not be liable for loss of or damage to any property by theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of any building or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place resulting from dampness or any other cause whatsoever. Landlord shall not be liable for interference with the natural light. Tenant shall give immediate notice to Landlord of any fire, accident or defect discovered with the Premises or the Building. Tenant acknowledges that it can protect itself against any or all of the foregoing risks by procuring appropriate insurance.

     (b) Tenant shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to one hundred percent of the replacement value of Tenant's fixtures, equipment and other personal property located on the Premises together with such other insurance as may be required by Landlord's lender or by any government agency. All proceeds of Tenant's policy of fire and extended coverage insurance shall be payable to Tenant, and all proceeds of policies of insurance procured by Landlord shall be payable to Landlord. Tenant hereby waives any right to recovery from Landlord and Landlord hereby waives any right of recovery from Tenant for any loss or damage (including consequential loss) resulting from any of the perils insured against in the standard form fire insurance policy with extended coverage endorsement. During the term of this Lease, the Tenant shall, at Tenant's expense, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises or in the common areas. The limitation of liability of such insurance shall be not less than One Million Dollars in respect to injury or death of one person and to the limit of not less than One Million Dollars in respect to any one accident and to the limit of not less than Five Hundred Thousand Dollars in respect to property damage. All of Tenant's policies of liability insurance shall name Landlord as an additional insured, and all policies of insurance or copies thereof required to be carried by Tenant under this Article 12 shall be delivered to Landlord prior to the Commencement Date and thereafter at least thirty days prior to the expiration of the then current policies. Each policy shall contain an endorsement prohibiting cancellation or non-renewal without at least 30 days prior notice to Landlord.

            13. FIRE AND CASUALTY

     If the Premises are wholly or partially destroyed or damaged by fire or other casualty, Landlord shall restore the Premises with reasonable diligence; provided, however, that Landlord shall have no obligation to restore improvements not originally provided by Landlord or to replace any of Tenant's fixtures, furnishings, equipment or personal property. Tenant shall promptly replace and restore all of Tenants fixtures, furnishings and equipment damaged or destroyed by the casualty. Landlord need not commence repairs until insurance proceeds are available.

                                      /s/KD
                                    INITIALS

Proceeds of insurance payable with respect to a fire or other casualty shall be received and held by Landlord. In the event the Premises are destroyed or damaged by any fire or casualty and in Landlord's reasonable estimation restoration will require more than ninety days, then either Landlord or Tenant shall have the option to terminate this Lease by giving notice to the other. If a fire or casualty occurs within the last three years of the Lease term (as extended by any renewal or extension options which have been exercised), or if any portion of the Building other than the Premises is damaged or destroyed by fire or casualty and restoration is expected to require in excess of 45 days, then Landlord may by written notice to Tenant terminate this Lease. In any case, Landlord shall retain all insurance proceeds paid under Landlord's insurance policies and Tenant shall retain all insurance proceeds paid under Tenant's insurance policies. If this Lease is not terminated as provided above, this Lease shall continue in full force and effect, but rent shall abate until the restoration is substantially complete. The provisions of this Lease shall govern when this Lease shall be terminable as a result of a fire or casualty, and no other rule or statute on the subject shall apply.

            14. CONDEMNATION

      In the event any portion of the Building shall be appropriated or taken under the power of eminent domain this Lease shall terminate and expire as of the date Tenant is required to vacate the Premises, or, if no portion of the Premises is taken, as of the date designated in a notice from Landlord establishing the date of closure of the Building. If any portion of the common facilities, excluding the Building, is appropriated or taken under the power of eminent domain, this Lease shall not terminate. All awards or compensation for any taking of any part of the Premises or the Building or common facilities, whether payable to Landlord or Tenant, shall be the sole property of Landlord. Notwithstanding anything to the contrary in this Article, Tenant shall be entitled to receive any portion of an award of compensation relating to damage to or loss of trade fixtures or other personal property belonging to Tenant, and Landlord shall be under no obligation to restore or replace Tenant's furnishings, fixtures, equipment and personal property. For the purposes of this
Article 14, a voluntary sale or conveyance in lieu of condemnation shall be deemed an appropriation or a taking under the power of eminent domain.

            15. ASSIGNMENT AND SUBLETTING; SALE BY LANDLORD

     (a) Tenant shall not, either voluntarily or by operation of law, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, without the Landlord's prior written consent, which shall not be unreasonably withheld provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and character and will occupy the Premises for purposes not inconsistent with Tenant! s purposes as stated in Article 4 or other purposes approved by Landlord. Landlord shall be under no obligation to give or withhold consent until all information reasonably required by Landlord with respect to the identity, background, experience and financial worth of the proposed assignee, transferee, or subtenant has been provided. No hypothecation, assignment, sublease or other transfer to which Landlord has consented shall be effective for any purpose until such time as fully executed documents of such transaction have been provided to Landlord, and, in the case of an assignment, the assignee has attorned directly to Landlord, and in the case of a sublease, the sublessee has acknowledged that the sublease is subject to all of the terms and conditions of this Lease. Any assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to an assignment or subletting shall not relieve Tenant from obtaining the express written consent of Landlord to any further assignment or subletting or release Tenant from any liability or obligation, whether or not then accrued. Except as provided in this Article, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties.

     (b) In the event of a sale or conveyance by Landlord of the Premises, Landlord shall be relieved of all future liability upon any of the covenants or conditions, express or implied, in favor of Tenant, and Tenant shall to look solely to Landlord's successor in interest. This Lease shall not be affected by any sale, and Tenant shall attom to the successor in interest. If any security deposit has been made by

Tenant, the successor in interest shall be obligated to return it in accordance with the terms hereof and Landlord shall be discharged from any further liability in reference thereto.

            16. ESTOPPEL CERTIFICATE

     (a) Tenant shall at any time and from time to time upon not less then ten days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenants knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed; and (iii) certifying such other matters relating to this Lease as Landlord may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

                                     /s/ KD
                                    INITIALS

      (b) Tenant's failure to deliver a statement within the time prescribed shall constitute a material default by Tenant under this Lease and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

            17. LANDLORD'S REMEDIES

     (a) The following shall constitute Events of Default:

          (i) Tenant's failure to pay rent or any other amount due under this Lease within five days after notice of nonpayment.

          (ii) Tenant's failure to execute, acknowledge and return an estoppel certificate under Article 16 or a subordination agreement under Article 19, within ten days after request.

          (iii) Tenant's failure to perform any other obligation under this Lease within fifteen days after notice of nonperformance; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen days, Tenant shall be deemed to have cured if cure is commenced promptly and diligently pursued to completion; and provided further, that in the event of a breach involving an imminent threat to health or safety, Landlord may in its notice of breach reduce the period for cure to such shorter period as may be reasonable under the circumstances.

          (iv) Tenant vacates, abandons, or otherwise ceases to use the Premises on a substantial continuing basis except temporary absence excused by reason of fire, casualty, or other cause wholly beyond Tenant's control.

     (b) Upon the occurrence of an Event of Default, Landlord, at any time thereafter without further notice or demand may exercise any one or more of the following remedies concurrently or in succession:

          (i) Terminate Tenants right to possession of the Premises by legal process or otherwise, with or without terminating this Lease, and retake exclusive possession of the Premises.

          (ii) From time to time relet all or portions of the Premises, using reasonable efforts to mitigate Landlord's damages. In connection with any reletting, Landlord may relet for a period extending beyond the term of this Lease and may make alterations or improvements to the Premises without releasing Tenant of any liability. Upon a reletting of all or substantially all of the Premises, Landlord shall be entitled to recover all of its then prospective damages for the balance of the Lease term measured by the difference between amounts payable under this Lease and the anticipated net proceeds of reletting. In no event shall Tenant be entitled to receive any amount representing the excess of avails of reletting over amounts payable hereunder.

         (iii) From time to time recover accrued and unpaid rent and damages arising from Tenants breach of the Lease, regardless of whether the Lease has been terminated, together with applicable late charges and interest at the rate of 18% per annum or the highest lawful rate, whichever is less.

         (iv) Enforce the statutory Landlord's lien on Tenants property.

         (v) Recover all attorneys' fees and other costs and expenses incurred by Landlord in connection with enforcing this Lease, recovering possession, reletting the Premises or collecting amounts owed.

         (vi) Perform the obligation on Tenant's behalf and recover from Tenant, upon demand, the entire amount expended by Landlord plus 20% for special handling, supervision, and overhead.

         (vii) Pursue other remedies available at law or in equity.

     (c) Upon a termination of Tenant's right to possession, whether or not this Lease is terminated, subtenancies and other rights of persons claiming under or through Tenant: (i) shall be terminated or (ii) Tenant's interest shall be assigned to Landlord. Landlord may separately elect termination or assignment with respect to each such subtenancy or other matter.

            18. NOTICES

     All notices to be given by one party to the other under this Lease shall be in writing, mailed or delivered to each at the address set forth at the end of this Lease or at a changed address if notice of the change is given to the other party in writing. In the case of notice to Tenant after Tenant takes possession of the Premises, notice shall be sufficient if mailed or delivered to the address of the Premises as well as to

                                     /s/ KD
                                    INITIALS

          SportsNuts.Com.Inc.
          Attn: Ken Forrest
          754 North 1890 West
          Provo, Utah 84601
          Fax (801) 377-8183

     Mailed notices shall be sent by United States certified or registered mail, postage prepaid. Such notices shall be deemed to have been given upon posting in the United States mail. Actual notice shall be no substitute for written notice under any provision of this Lease.

            19. SUBORDINATION

     Landlord expressly reserves the right at any time to place liens and encumbrances on and against the Premises and the Building, superior in lien and effect to this Lease and the estate created hereby, and Tenant shall attorn to the purchaser of the Building under any trustee's, sheriffs or foreclosure sale. The subordination of this Lease shall be self-operative without the necessity of a written instrument. Tenant shall nevertheless execute within ten days after request a subordination and attornment agreement on the form customarily used by the holder of the lien or encumbrance which subordinates this Lease to the lien or encumbrance, which provides that the holder will recognize Tenant's rights under this Lease, notwithstanding any foreclosure of the lien or encumbrance, and which requires Tenant to attorn to the purchaser as provided above.

            20. BROKERAGE

     If, but only if, this Lease is executed by Landlord and Tenant, and Tenant takes possession of the Premises as provided herein, Landlord shall pay a brokerage commission to Ross Brown Partners (to be paid pursuant to separate agreement). Landlord warrants that Landlord has not dealt with any other broker in connection with this transaction and Tenant warrants that Tenant has not dealt with any other broker in connection with this transaction. If any person shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify, defend and hold harmless the other party for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the expiration or termination of this Lease.

            21. GENERAL PROVISIONS

      (a) This Lease and the obligations of Tenant shall not be affected or impaired because Landlord is unable to fulfill any of its obligations or is delayed in doing so if such inability or delay is caused by reason of any strike, lockout, civil commotion, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, Act of God or other cause beyond the control of the Landlord.

     (b) Tenant and its officers, agents, employees, and customers shall comply with the rules and regulations established by Landlord and with such modifications and additions as Landlord may hereafter make for the Building; provided, however, that rules and regulations shall not materially abrogate any right or privilege expressly granted to Tenant. Any violation of the rules and regulations shall constitute a breach of this Lease.

     (c) The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision.

     (d) This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     (e) Submission of this instrument for examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (f) No rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.

     (g) No waiver by Landlord of any provision of this Lease or any breach by Tenant hereunder shall be deemed to be a waiver of any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agent during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     (h) Time is of the essence of this Lease.

LANDLORD:                                    ADDRESS:

DMB PROPERTY VENTURES LIMITED                4201 N. 24th Street, Suite 120
PARTNERSHIP, a Delaware limited              Phoenix, Arizona 85016
partnership

By: DMB G.P., an Arizona corporation

By: /s/ James C. Hoselton
    James C. Hoselton
Its: Vice President

TENANT:                                      ADDRESS:

SportsNuts.com, Inc., a Delaware             754 North 1890 West
corporation                                  Provo, Utah 84601


By: /s/ Kenneth I. Denos
     Kenneth I. Denos
Its: Vice President/General Counsel

                                   EXHIBIT "A"

                          Description of Real Property





                                   EXHIBIT "B"

                                    Premises




                                   EXHIBIT "C"
                               Tenant Improvements



                                   EXHIBIT "D"

                         BUILDING RULES AND REGULATIONS